UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________________

FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020
  _________________________________
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
_________________________________
Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1300 Morris Drive	Chesterbrook,	PA	19087-5594
(Address of principal executive offices)			(Zip Code)
(610) 727-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2020, subsidiaries of AmerisourceBergen Corporation (the “Company”) entered into (i) an Amended and Restated Receivables Sale Agreement, among AmerisourceBergen Drug Corporation (“ABDC”) and ASD Specialty Healthcare, LLC (“ASD”), as originators, and Amerisource Receivables Financial Corporation (“ARFC”), as buyer (the “RSA Amendment”) and (ii) a Fifteenth Amendment to Amended and Restated Receivables Purchase Agreement (the “RPA Amendment”), among ARFC, as seller, ABDC, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator. Additionally, on October 16, 2020, the Company executed a Second Amended and Restated Performance Undertaking, as performance guarantor (the “Performance Undertaking Amendment” and, together with the RSA Amendment and the RPA Amendment, the “Amendments”).

The Amendments added ASD as a new originator under the securitization facility, with sale of its trade receivables to commence upon notice from ASD. In addition, the Amendments provided for the transition to a new interest rate benchmark when LIBOR ceases to be available and made certain technical amendments.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC and ASD from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC and ASD sell their accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC and ASD to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US$1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US$250 million for seasonal needs during the December and March quarters. The Company serves as the performance guarantor of ASD’s obligations, as originator, and ABDC’s obligations, as originator and servicer, under the securitization facility.

The foregoing description of the RSA Amendment, the RPA Amendment and the Performance Undertaking Amendment does not purport to be complete and is qualified in its entirety by reference to the RSA Amendment, the RPA Amendment and the Performance Undertaking Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

10.1
Amended and Restated Receivables Sale Agreement, dated as of October 16, 2020, among AmeriSource Receivables Financial Corporation, as buyer, and AmerisourceBergen Drug Corporation and ASD Specialty Healthcare, LLC, as originators.

10.2
Fifteenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 16, 2020, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.

10.3	Second Amended and Restated Performance Undertaking Agreement, dated as of October 16, 2020, executed by AmerisourceBergen Corporation, as performance guarantor.

104	Cover Page Interactive Data File (formatted as inline XBRL)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date:	October 19, 2020	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President & Chief Financial Officer